UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2022

Herbalife Nutrition Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2022, Herbalife Nutrition Ltd. (the “Company”) issued and sold $250.0 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2028 (the “Notes”) to certain initial purchasers (collectively, the “Initial Purchasers”) pursuant to a purchase agreement between the Company and the Initial Purchasers, dated as of December 6, 2022 (the “Purchase Agreement”). The Company granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, December 9, 2022 (the date the Notes are first issued), up to an additional $37.5 million principal amount of the Notes. The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in a transaction not involving a public offering. The Notes were offered and sold by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The offer and sale of the Notes and the underlying common shares of the Company (the “common shares”) issuable upon conversion, if any, have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The issuance of common shares upon conversion, if any, is expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or the common shares issuable upon conversion of the Notes, and these securities may not be offered or sold in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering of the Notes closed on December 9, 2022. The net proceeds from the offering of the Notes, after the Initial Purchasers’ discounts and before offering expenses, were $243.5 million. If the Initial Purchasers exercise their option to purchase additional notes in full, the net proceeds from the offering of the Notes will be approximately $280.0 million.

Indenture and Notes

The Notes were issued pursuant to, and are governed by, an indenture, dated as of December 9, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”).

The Notes will bear interest at a rate of 4.25% per year payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on June 15, 2023. The Notes will mature on June 15, 2028, unless earlier converted, redeemed or repurchased. The Notes are convertible, as described below, into cash or a combination of cash and common shares, at the Company’s option, at an initial conversion rate of 58.8998 common shares per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $16.98 per common share, subject to adjustment. If the Notes are converted, the conversion obligation will be settled in cash and, if applicable, common shares.

Holders of the Notes may freely convert their Notes on or after March 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date. Prior to March 15, 2028, holders may convert their Notes under any of the following conditions:

•

during any calendar quarter commencing after March 31, 2023 (and only during such calendar quarter), if the last reported sale price of the common shares for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the applicable conversion price on each applicable trading day;

•

during the five consecutive business day period immediately after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of such five trading-day measurement period was less than 98% of the product of the last reported sale price of our common shares and the applicable conversion rate on such trading day;

•	if the Company calls the Notes for redemption; or

•	upon the occurrence of customary specified corporate events.

In the event of a fundamental change, as defined in the Indenture, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. Holders of the Notes who convert their Notes in connection with a fundamental change may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, the Indenture contains customary events of default. If an event of default with respect to the Notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the Notes and accrued and unpaid interest, if any.

The Notes are redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after June 15, 2026, but only if the last reported sale price per common share exceeds 130% of the conversion price of the Notes on (i) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such redemption notice. In addition, the Company will have the right to redeem all, but not less than all, of the Notes if certain changes in tax law occur. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Indenture, dated as of December 9, 2022, between Herbalife Nutrition Ltd. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of Global Note for 4.25% Convertible Senior Note due 2028 (included as Exhibit A to Exhibit 4.1 hereto).

104	Cover Page Interactive Data File - The cover page from the Company’s Current Report on Form 8-K filed on December 9, 2022 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

December 9, 2022	By:	/s/ Alexander Amezquita
	Name:	Alexander Amezquita
	Title:	Chief Financial Officer